Exhibit 99.1

PRIVILEGED AND CONFIDENTIAL SUBJECT TO
RULE 408 OF FEDERAL RULES OF EVIDENCE

Execution Copy

SETTLEMENT AGREEMENT

     This Settlement Agreement is made and entered into this 26th day of May 2005, by and among Mirant Corporation, a corporation organized under the laws of the state of Delaware (“Mirant”), Mirant Americas Energy Marketing, LP, a limited partnership organized under the laws of the state of Delaware (“MAEM”), Mirant Americas, Inc., a corporation organized under the laws of the state of Delaware (“MAI”, together with Mirant and MAEM, the “Mirant Parties”), Perryville Energy Partners, L.L.C., a limited liability company organized under the laws of the state of Delaware (“PEP”) and Perryville Energy Holdings, LLC, a limited liability company organized under the laws of the state of Louisiana (“PEH”, together with PEP, the “Perryville Parties” or the “Perryville Debtors”).

RECITALS

     WHEREAS, PEP is an electric power generation company engaged in the business of producing and selling energy into the wholesale power markets;

     WHEREAS, PEP owns and operates a natural gas fueled electrical generation plant located in Ouachita Parish, south of Perryville, Louisiana (the “Project”) which consists of one combined cycle unit and one simple cycle unit having a combined total rated output of approximately 718 megawatts;

     WHEREAS, the equity interests in PEP were formerly owned by PEH and Mirant Perryville Investments, LLC (“MPI”), an affiliate of Mirant, on an equal (50%-50%) basis;

     WHEREAS, on April 30, 2001, PEP and MAEM entered into a twenty-one (21) year contract (as amended, the “Tolling Agreement”) pursuant to which MAEM had the right to deliver natural gas to PEP and PEP had the obligation to convert the natural gas into electricity for MAEM to sell into the marketplace for MAEM’s own account;

     WHEREAS, the Tolling Agreement obligated MAEM to make fixed monthly payments to PEP over the life of the Tolling Agreement whether or not it elected to use the Project to convert gas to electricity, as well as variable energy payments that would fluctuate with the Project’s use;

     WHEREAS, PEP was prohibited from producing electricity at the Plant for any purpose other than pursuant to the Tolling Agreement and the Tolling Agreement was PEP’s sole source of revenue;

     WHEREAS, PEP is the borrower under that certain Construction and Term Loan Agreement, dated as of June 7, 2001, among PEP, KBC Bank, N.V., New York Branch (the “Agent”), as administrative agent, and certain other banks and financial institutions (collectively, including Agent as the agent bank, the “PEP Lenders”), as lenders (all obligations under such agreement, the “Term Loan”);

     WHEREAS, the Term Loan is secured by substantially all of the assets of PEP, including the Project, and by a pledge of the limited liability company interests of PEH in PEP;

     WHEREAS, in June 2002, PEH purchased MPI’s fifty (50%) percent equity interest in PEP for cash and an assumption of certain debt;

     WHEREAS, Mirant guaranteed certain of MAEM’s obligations under the Tolling Agreement pursuant to that certain Amended and Restated Guaranty, dated as of June 20, 2002 (the “Mirant Guaranty”);

     WHEREAS, on August 23, 2002, MAI provided an additional guaranty of MAEM’s obligations under the Tolling Agreement up to the amount outstanding under the Subordinated Loan (as hereinafter defined) (the “MAI Guaranty”);

     WHEREAS, on August 23, 2002, PEP and MAI entered into that certain Subordinated Loan Agreement (the “Subordinated Loan”) whereby MAI agreed to lend to PEP $100 million, subject to the terms and conditions set forth therein, and such loan proceeds were used to satisfy a $25 million subordinated loan issued by Mirant Perryville Investments, Inc. and pay down $75 million of the Term Loan;

     WHEREAS, the Subordinated Loan is contractually subordinate to the Term Loan and is secured by a pledge of 29.76% of the limited liability company interests of PEH in PEP;

     WHEREAS, the Mirant Parties and certain of their affiliates (collectively, the “Mirant Debtors”) commenced bankruptcy cases (collectively, the “Mirant Bankruptcy Cases”) by filing petitions for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on July 14, 2003 (the “Mirant Petition Date”) in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Texas Bankruptcy Court”);

     WHEREAS, on July 25, 2003, the United States Trustee for the Northern District of Texas appointed the Official Committee of Unsecured Creditors of Mirant Corp. in the Mirant Bankruptcy Cases (the “Creditors’ Committee”);

     WHEREAS, on September 18, 2003, the United States Trustee for the Northern District of Texas appointed the Official Committee of Equity Security Holders in the Mirant Bankruptcy Cases (the “Equity Committee”, together with the Creditors’ Committee, the “Committees”);

     WHEREAS, on August 29, 2003, MAEM filed a motion in the Texas Bankruptcy Court to reject the Tolling Agreement;

     WHEREAS, the Texas Bankruptcy Court, pursuant to §365 of the Bankruptcy Code, authorized the rejection by MAEM of the Tolling Agreement as of September 15, 2003 (the “Rejection Date”);

     WHEREAS, on November 7, 2003, PEP filed a motion with the Texas Bankruptcy Court for allowance and immediate payment of an administrative expense claim in the amount of $7,165,631.77 for services rendered by PEP to MAEM pursuant to the Tolling Agreement for the period of July 31, 2003 through the Rejection Date (the “Administrative Expense Claim”);

     WHEREAS, on November 23, 2003, the Creditors’ Committee filed its objection to the Administrative Expense Claim and the Mirant Debtors filed their objection to the Administrative Expense Claim on November 25, 2003 (collectively, the “Objections”);

     WHEREAS, on January 28, 2004, the Perryville Debtors commenced bankruptcy cases (collectively, the “Perryville Bankruptcy Cases” and together with the Mirant Bankruptcy Cases, the “Bankruptcy Cases”) by filing petitions for reorganization under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of Louisiana (the “Louisiana Bankruptcy Court”);

     WHEREAS, on January 28, 2004, the Perryville Debtors filed a motion for approval of, among other things, the purchase and sale agreement (as amended, the “Sale Agreement”) by and between PEP and Entergy Louisiana, Inc. (“ELI”), which provided for the sale of substantially all of PEP’s assets, as more fully described in the Sale Agreement (the “ELI Sale Assets”), to ELI (the “ELI Sale”) for an effective value of $170 million, which was approved by order of the Louisiana Bankruptcy Court dated April 23, 2004;

     WHEREAS, as of the date hereof, the ELI Sale is pending and has not been consummated as ELI and PEP seek to obtain certain final regulatory approvals;

     WHEREAS, PEP filed timely proofs of claim against the Mirant Debtors as set forth below:

•	Claim No. 6261. A general unsecured claim against MAEM for damages caused by rejection of the Tolling Agreement and unpaid prepetition amounts owed to PEP under the Tolling Agreement (the “Rejection Damages Claim”).

•	Claim Nos. 6262 and 6263. A general unsecured claim and a secured claim against MAI (the secured nature of such claim depending on whether or not PEP exercises its right to offset its claim against MAI against the Sub Debt Claim (as hereinafter defined)) for $98,650,000 under the MAI Guaranty (collectively, the “MAI Guaranty Claims”).

•	Claim No. 6264. A general unsecured claim against Mirant for $177,178,391 under the Mirant Guaranty (the “Mirant Guaranty Claim” and, together with the Rejection Damages Claim and the MAI Guaranty Claims, the “Perryville Prepetition Claims”);

     WHEREAS, on March 26, 2004, the Mirant Debtors filed an objection to Claim No. 6261, and the Creditors’ Committee joined in such objection and the Equity Committee filed a separate objection on August 30, 2004;

     WHEREAS, on June 3, 2004, the Mirant Debtors filed an objection to Claim Nos. 6262 and 6263 and an objection to Claim No. 6264 (which objection was amended on October 12, 2004);

     WHEREAS, MAI filed a timely proof of claim against each of PEH (the “Pledge Claim”) and PEP (the “Sub Debt Claim”, and together with the Pledge Claim, the “Mirant Prepetition Claims”), in the amount of $98,700,000;

     WHEREAS, on July 14, 2004, PEP filed the “Motion of Perryville Energy Partners for Relief from the Automatic Stay to Initiate Arbitration and Brief in Support Thereof” (the “Arbitration Motion”), seeking authority to arbitrate Claim No. 6261 pursuant to the terms of the Tolling Agreement;

     WHEREAS, on July 28, 2004, the Texas Bankruptcy Court entered the “Agreed Order for Mediation and Abatement of Contested Matters Involving Perryville Energy Partners, LLC Pending Mediation”, pursuant to which the Texas Bankruptcy Court stayed adjudication of the Perryville Prepetition Claims and the Administrative Expense Claim (collectively, the “PEP Claims”) pending mediation;

     WHEREAS, in August, 2004, PEP and Mirant engaged in two days of mediation sessions before the Honorable Harlin D. Hale, which did not result in the resolution of the Mirant Prepetition Claims or the Perryville Prepetition Claims (collectively, the “Mirant/PEP Claims”);

     WHEREAS, MAEM filed an objection to the Arbitration Motion on August 2, 2004 and each of the Committees filed objections to the Arbitration Motion on August 3, 2004;

     WHEREAS, on September 29, 2004, the Texas Bankruptcy Court entered a Memorandum Opinion and Order denying the Arbitration Motion (the “Denial Order”);

     WHEREAS, PEP filed a timely notice of appeal with respect to the Denial Order on October 5, 2004, and the appeal is currently pending before the United States District Court for the Northern District of Texas, Civil Action No. 4:04-CV-0882-Y (the “Appeal”);

     WHEREAS, on September 13, 2004, the Mirant Debtors filed a “Motion for an Order (A) Approving Claims Estimation Procedures and (B) Fixing Notice Procedures and Approving Form and Manner of Notice,” which motion was amended on September 24, 2004 (the “Estimation Motion”);

     WHEREAS, on October 21, 2004, the Texas Bankruptcy Court entered an order establishing procedures for the estimation of claims (the “Estimation Procedures”) and overruled various objections to the Estimation Procedures, including the objection filed by PEP;

     WHEREAS, on November 10, 2004, PEP and the Mirant Debtors entered into a stipulated scheduling order, which was entered by the Texas Bankruptcy Court on November 15, 2004 (the “Scheduling Order”);

     WHEREAS, on November 12, 2004, PEP filed responses to the objections of the Mirant Debtors and the Committees to the Rejection Damages Claim and the Administrative Expense Claim;

     WHEREAS, on January 3, 2005, the Mirant Debtors filed a notice of intent to estimate the PEP Claims (the “Estimation Notice”), and PEP objected to the Estimation Notice;

     WHEREAS, on January 6, 2005, the Texas Bankruptcy Court entered the “First Amended Agreed Scheduling Order and Discovery Plan on Debtors’ Objections to Claims Asserted by Perryville Energy Partners, LLC” (the “Amended Scheduling Order”, together with the Scheduling Order, the “Scheduling Orders”);

     WHEREAS, on or about March 28, 2005, the Mirant Debtors filed their First Amended Joint Chapter 11 Plan of Reorganization (the “First Amended Mirant Plan”) and a First Amended Disclosure Statement related thereto, which provides for, among other things, the substantive consolidation of Mirant, MAEM, MAI and certain other subsidiaries of Mirant;

     WHEREAS, the parties engaged in discovery, including the production of documents and the taking of depositions, in accordance with the Scheduling Orders;

     WHEREAS, the Mirant Debtors and Perryville Debtors (collectively, the “Parties”) have engaged in settlement discussions and have reached an agreement on the resolution of the Mirant/PEP Claims and the Administrative Expense Claim, as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby covenant and agree as follows:

Article 1. Effective Date

          (a) Except as otherwise provided in paragraph 1(b) hereof, this Settlement Agreement shall be of no force or effect unless and until each of the following conditions (collectively, the “Conditions”) has been satisfied (or waived as provided in paragraph 1(c) hereof):

          (i) An order approving this Settlement Agreement and each of the terms hereof, in form and substance reasonably acceptable to the Parties, is entered by the Louisiana Bankruptcy Court (the “Louisiana Approval Order”);

          (ii) An order approving this Settlement Agreement and each of the terms hereof, in form and substance reasonably acceptable to the Parties, is entered by the Texas Bankruptcy Court (the “Texas Approval Order” and, together with the Louisiana Approval Order, the “Approval Orders”); and

          (iii) The Approval Orders have become Final Orders. As used herein, “Final Order” shall mean an order (x) as to which no appeal or notice of appeal shall have been timely filed and no motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial, request for stay, motion or petition for reconsideration, application or request for review or other similar motion, application, notice or request shall have been filed within the time for appeal or notice of appeal (collectively, a “Challenge”), or, if there has been a Challenge, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for any further appeal therefrom; (y) as to which the time for instituting or filing an appeal shall have expired; and (z) as to which no stay is in effect.

          (b) Unless and until this Settlement Agreement is terminated in accordance with Article 11 hereof and regardless of whether the Conditions are satisfied or waived, the following provisions of this Settlement Agreement shall be effective and enforceable upon the delivery of a duly executed copy of this Settlement Agreement by each Party to the other: Articles 1, 8, 9, 10, 11 and 12; and paragraphs 13(a), (b), (c), (d), (f), (g) (h), (i), (j), (k), and (o) (collectively, the “Enforceable Provisions”); provided, however, that notwithstanding any provision of this Settlement Agreement to the contrary, the Perryville Parties and the Mirant Parties shall have the right, freely exercisable until the Effective Date (as defined in paragraph 1(d) hereof), to oppose or object to or otherwise contest, appear or be heard with respect to, any issue arising in the Bankruptcy Cases, whether raised by motion, complaint or other pleading, so long as the exercise of such right shall not violate the covenants set forth in (1) paragraphs 8(a)(vi) or (vii), with respect to the Perryville Parties, and (2) paragraphs 8(b)(vi) or (vii), with respect to the Mirant Parties.

          (c) The Parties may together waive the Condition set forth in paragraph 1(a)(iii) by mutual written consent.

          (d) The first (1st) day on which each of the Conditions has either been satisfied or waived in accordance with paragraph 1(c) hereof shall hereinafter be referred to as the “Effective Date”.

          (e) Pending the occurrence of the Effective Date, this Settlement Agreement shall constitute a non-binding offer of settlement except as to the Enforceable Provisions; without regard to the occurrence of the Effective Date, the Enforceable Provisions shall themselves constitute a binding and enforceable agreement among the Parties. Prior to the Effective Date, the Settlement Agreement shall only be admissible into evidence in any proceeding (i) in accordance with, and subject to, Rule 408 of the Federal Rules of Evidence and Rule 9017 of the Federal Rules of Bankruptcy Procedure, and (ii) to enforce the Enforceable Provisions.

Article 2. Allowance of the PEP Claims against the Mirant Debtors

          (a) As of the Effective Date, PEP shall be deemed to have the following allowed claims in the Mirant Bankruptcy Cases (collectively, the “Allowed PEP Claims”):

          (i) Claim No. 6261 shall be allowed as a prepetition general unsecured claim against MAEM in the amount of $207 million, subject to reduction in accordance with paragraph 2(d) hereof (the “Allowed Rejection Damages Claim”);

          (ii) For the purposes of receiving distributions under any plan confirmed in the Mirant Bankruptcy Cases (a “Confirmed Mirant Plan”) or otherwise, and to facilitate the assignment and transfer, in accordance with this Settlement Agreement, of all or part of the Allowed Rejection Damages Claim by PEP should it choose to do so, the Allowed Rejection Damages Claim shall be bifurcated into two (2) separate and independent claims against MAEM: (A) a prepetition, general unsecured claim in the allowed amount of $98.7 million (“Claim 6261A”), and (B) a prepetition, general unsecured claim in the allowed amount of $108.3 million (“Claim 6261B”);

          (iii) Claim No. 6262 shall be allowed as a prepetition claim against MAI in the amount of $98.7 million (the “Allowed MAI Guaranty Claim”); and

          (iv) Claim No. 6264 shall be allowed as a prepetition general unsecured claim against Mirant in the amount of $177,178,391 (the “Allowed Mirant Guaranty Claim” and, together with the Allowed MAI Guaranty Claim, the “Allowed Guaranty Claims”).

          (b) On the Effective Date, all other prepetition claims which PEP has, or may have, against any of the Mirant Debtors (excluding the Allowed PEP Claims) shall be disallowed and expunged, including, without limitation, Claim No. 6263.

          (c) The Allowed MAI Guaranty Claim shall be deemed an unsecured claim for purposes of voting on the First Amended Mirant Plan or any subsequent plan of reorganization proposed by the Mirant Debtors, until such time as PEP exercises, or is deemed to have exercised, its right of offset as set forth in Article 7 hereof.

          (d) In the event that PEP exercises its right to offset the Allowed Sub Debt Claim (as defined in paragraph 4(a) hereof) against the Allowed MAI Guaranty Claim as set forth in Article 7 hereof, Claim 6261A shall be deemed satisfied in full by such offset. For the avoidance of doubt, if the Allowed Sub Debt Claim and Allowed MAI Guaranty Claim (each in the dollar amount of $98.7 million) are offset against each other, Claim 6261A (and not Claim 6261B) shall be reduced by $98.7 million (to zero ($0) dollars) for distribution purposes in the Mirant Bankruptcy Cases. Claim 6261B shall not be reduced on account of PEP’s exercise of its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim or on account of PEP’s election of any other Perryville Plan Alternative (as defined in paragraph 5(c) hereof).

          (e) On the Effective Date, the Administrative Expense Claim shall be deemed to have been satisfied in full by virtue of MAEM’s prior postpetition payments to PEP in the aggregate amount of $2,360,304.

Article 3. Treatment of Allowed PEP Claims

          (a) To the extent that the bankruptcy estates of Mirant, MAI and MAEM are not substantively consolidated, the Parties acknowledge and agree that PEP will be entitled to assert each of the Allowed PEP Claims against the respective Mirant Debtor obligated thereon and PEP would be entitled to a distribution on account of each such claim (whether under a plan(s) of reorganization or otherwise) so long as PEP’s aggregate recovery on account of all of the Allowed PEP Claims (measured as of the effective date of the Confirmed Mirant Plan (the “Mirant Effective Date”)) is not in excess of the dollar amount of the Allowed Rejection Damages Claim plus interest thereon calculated at the applicable rate from the Mirant Petition Date through the date of payment in full (but only to the extent that PEP is entitled to postpetition interest under the Bankruptcy Code).

          (b) The Perryville Parties acknowledge that the First Amended Mirant Plan contemplates the substantive consolidation of the Mirant Parties. If substantive consolidation of the Mirant Parties were to be granted by the Texas Bankruptcy Court as requested in the First Amended Mirant Plan, (i) the Allowed Mirant Guaranty Claim would be eliminated, (ii) the Allowed MAI Guaranty Claim would be eliminated except to the extent that PEP would continue to have its right to offset such claim against the Allowed Sub Debt Claim (as hereinafter defined in paragraph 4(a) hereof) in accordance with Article 7 hereof, and (iii) PEP would be limited to a distribution solely on account of the Allowed Rejection Damages Claim.

          (c) As part of the compromise reached among the Parties, the Perryville Parties have agreed not to object to, or otherwise oppose, the substantive consolidation of the Mirant Parties, and the Mirant Parties have agreed that if their bankruptcy estates are substantively consolidated, in whole or in part, no holder of Similar Claims (as hereinafter defined) shall receive treatment of such claims under the First Amended Mirant Plan or any other plan proposed in the Mirant Bankruptcy Cases which is more favorable than the treatment afforded the Allowed PEP Claims thereunder. As used herein, “Similar Claims” shall mean any claim or cause of action against MAEM for which one, or both, of Mirant or MAI also is or may be liable, whether pursuant to a guarantee, theories of joint liability or otherwise; provided, however, that “Similar Claims” shall not include Convenience Class Claims and Intercompany Claims (as such terms are defined in the First Amended Mirant Plan). Without limiting the foregoing, if the First Amended Mirant Plan is amended or otherwise modified to provide additional or better consideration (than that provided in the First Amended Mirant Plan to holders of prepetition general unsecured claims against MAEM) to holders of Similar Claims, PEP shall be entitled to receive the same enhanced treatment of the Allowed PEP Claims. For the avoidance of doubt, if, for example, the First Amended Mirant Plan is further amended to provide additional consideration for any MAEM creditor holding a guaranty against Mirant or MAI on account of such guaranty, PEP shall be entitled to ratably share in such additional consideration based upon the amount of the Allowed Mirant Guaranty Claim or the Allowed MAI Guaranty Claim.

          (d) Notwithstanding any provision of this Settlement Agreement to the contrary, PEP’s aggregate recovery under a Confirmed Mirant Plan on account of all of the Allowed PEP Claims shall not exceed the dollar amount of the Allowed Rejection Damages Claim plus interest thereon calculated at the applicable rate from the Mirant Petition Date through the date of payment in full (but only to the extent that PEP is entitled to postpetition interest under the Bankruptcy Code).

          (e) The Mirant Parties shall make, or cause to be made, distributions on account of all the Allowed PEP Claims as provided in the Confirmed Mirant Plan, without any holdback, reduction or offset whatsoever, except as otherwise provided in paragraph 3(f) hereof with respect to Claim 6261A.

          (f) Until such time as (i) PEP elects to exercise or to not exercise its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim or (ii) PEP’s right to exercise such offset is extinguished pursuant to paragraph 7(c) hereof, that property which would otherwise be distributable on account of Claim 6261A (if PEP were to elect not to exercise its right of offset) shall be held in escrow for the benefit of PEP or its assignee (the “Escrowed Property”). If PEP elects to exercise its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim, the Escrowed Property shall be released to the Mirant Debtors or otherwise distributed in accordance with the Confirmed Mirant Plan. If PEP sends notice to the Mirant Debtors that it elects not to exercise its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim or if PEP has not made its election before the expiration of the Election Deadline, the Escrowed Property (and all further distributions on account of Claim 6261A) shall be promptly delivered, without any holdback, reduction or offset whatsoever, to PEP or its assignee. As used herein, “Election Deadline” shall mean midnight on the later of March 31, 2006 and the Mirant Effective Date, unless the Mirant Parties and the Perryville Parties otherwise agree in writing to extend such deadline.

Article 4. Allowance of MAI Claim Against Perryville Debtors

          (a) As of the Effective Date, MAI shall be deemed to have an allowed general unsecured claim against PEP in the amount of $98.7 million (the “Allowed Sub Debt Claim” and, together with the Allowed MAI Guaranty Claim, the “Offsetting Claims”).

          (b) The Allowed Sub Debt Claim shall rank (i) junior to any and all claims of the PEP Lenders, including the Term Loan; (ii) pari passu with any and all prepetition general unsecured claims against PEP (except any deficiency claims of the PEP Lenders, which deficiency claim shall be senior); and (iii) senior to the equity interests of PEH in PEP. Given the seniority of the claims of the PEP Lenders to the Allowed Sub Debt Claim, the Offsetting Claims shall not be offset, whether voluntarily by PEP at its election or involuntarily as a result of the election being automatic or deemed to have occurred by the terms of this Agreement, except if at least one of the Offset Conditions (as hereinafter defined in paragraph 7(b)) is satisfied.

          (c) On the Effective Date, all other prepetition claims which any of the Mirant Debtors have, or may have, against any of the Perryville Debtors (excluding the Allowed Sub Debt Claim) shall be disallowed and expunged.

Article 5. Treatment of Allowed Sub Debt Claim

          (a) Any plan of reorganization proposed by the Perryville Parties and confirmed in the Perryville Bankruptcy Cases (the “Perryville Plan”) shall classify and treat the Allowed Sub Debt Claim in accordance with Article 5 hereof.

          (b) The Perryville Plan shall provide for the separate classification of the Allowed Sub Debt Claim, to the extent applicable law permits.

          (c) The Perryville Plan shall provide that (unless it has been previously satisfied by offset in accordance with paragraph 7(c) hereof) the Allowed Sub Debt Claim shall be satisfied by one of the following alternatives (collectively, the “Perryville Plan Alternatives”), such alternative to be determined on or before the Election Deadline by PEP in its absolute and sole discretion:

               (i) The Allowed Sub Debt Claim shall be satisfied, on a dollar for dollar basis, by the exercise by PEP of its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim, as provided in Article 7 hereof; or

               (ii) The Allowed Sub Debt Claim shall be satisfied in full and released upon the transfer by PEP to MAI or MAI’s designee of the Project Assets (as defined in paragraph 6(a) hereof) in accordance with all of the terms and conditions of the option set forth in Article 6 (the “Put Option”); provided, however, that, in the event that PEP elects to exercise the Put Option, the closing on the Put Option in accordance with all the terms and conditions of Article 6 hereof shall be a condition precedent to the occurrence of the effective date of the Perryville Plan (the “Perryville Effective Date”) unless the inability to achieve such closing is the result of actions taken or not taken by any of the Mirant Parties in violation of such Party’s obligations under this Settlement Agreement; or

               (iii) The Allowed Sub Debt Claim shall be satisfied in full and released upon payment, on the Perryville Effective Date (or as soon thereafter as is practicable), of $98.7 million in cash, plus postpetition interest thereon calculated at the applicable rate, through the date of payment in full (but only to the extent that MAI is entitled to postpetition interest under the Bankruptcy Code), on account of such claim; or

               (iv) The Allowed Sub Debt Claim shall be satisfied upon such other terms and conditions as the Parties may otherwise agree.

PEP’s election (whether such election is voluntary or involuntary as a result of the election being automatic or deemed to have occurred by the terms of this Agreement) of any of the Perryville Plan Alternatives is conditioned upon and subject to the payment in full of the Term Loan or, with respect to the Perryville Plan Alternative set forth in paragraph 5(c)(i) only, the satisfaction of at least one of the Offset Conditions (as defined in paragraph 7(b)); any election made, attempted to be made, or deemed to have been made, by PEP in violation of this paragraph shall be void ab initio.

          (d) The Mirant Parties acknowledge and agree that, so long as the Perryville Plan provides for the treatment of the Allowed Sub Debt Claim in accordance with the Perryville Plan Alternatives, notwithstanding that the Allowed Sub Debt Claim may not be paid in full under the Perryville Plan, on or after the Perryville Effective Date (i) PEP may distribute to PEH, and (ii) PEH may distribute to holders of its equity interests, under the Perryville Plan or otherwise, any property of PEP’s estate or PEH’s estate other than any of the Project Assets (the “Permitted Distributions”). The Mirant Parties expressly acknowledge and consent to the Permitted Distributions, if any, and agree that so long as the Perryville Plan provides for the treatment of the Allowed Sub Debt Claim in accordance with the Perryville Plan Alternatives, such distributions, made or to be made on or after the Perryville Effective Date, shall not give rise to any objections to confirmation of the Perryville Plan under Bankruptcy Code §1129(a)(7), §1129(b)(2)(B)(ii), or otherwise.

Article 6. The Put Option

          (a) Subject to the terms and conditions set forth in Article 6 hereof, PEP shall have the option to satisfy the Allowed Sub Debt Claim in full by transferring to MAI title to the “Project Assets.” As used herein, “Project Assets” shall mean (i) all of the assets to be conveyed to ELI under the Sale Agreement (as defined in the Sale Agreement as of the date hereof), (ii) all of the assets of PEP that are described in that certain Interconnection Agreement between PEP and ELI (as filed with the Federal Energy Regulatory Commission at Docket No. ER05-188-000), and (iii) any and all other tangible and intangible property (including executory contracts and unexpired leases, to the extent assignable) owned by PEP which is necessary for MAI to acquire ownership of the Project, to commercially operate and maintain the Project, and to market, dispatch and deliver the output from the Project into the market. “Project Assets” shall not include any “Excluded Assets” (as such term is defined in the Sale Agreement as of the date hereof), except to the extent that such assets are included within paragraphs 6(a)(ii) and (iii) above. For the avoidance of doubt, “Project Assets shall not include any cash or cash equivalents, deposits or accounts receivable, except as set forth in paragraph (6)(b)(iv) hereof.

          (b) The Put Option shall be subject to, and exercisable according to, the following terms:

               (i) PEP must give written notice to MAI of its intent to exercise the Put Option (the “Put Option Notice”) on or prior to the Election Deadline. It shall be a condition to the delivery of the Put Option Notice that, before the delivery of such notice, the Term Loan shall be paid in full. Promptly following the delivery of the Put Option Notice, PEP shall sign a recordable instrument in a form reasonably acceptable to MAI that gives MAI a record lien on the Project Assets to secure the Allowed Sub Debt Claim pending consummation of the Put Option.

               (ii) The Put Option shall be irrevocable; provided, however, that the Put Option will be extinguished and be of no force and effect if any of the conditions set forth in paragraph 6(b)(ix) hereof are not satisfied.

               (iii) PEP may not, without the written consent of MAI, rescind or terminate its election to exercise the Put Option after MAI has received the Put Option Notice.

               (iv) The Project Assets shall include (A) the insurance proceeds, if any, received on or after the Effective Date by PEP on account of any damage to the Project Assets, to the extent such insurance proceeds have not been used to repair such damage, and (B) all rights to recover on insurance claims relating to any damage to the Project Assets; provided, however, that PEP shall be entitled to reimbursement from such insurance proceeds for any unreimbursed costs incurred by PEP to repair damage covered by such insurance to the extent that such costs exceed any applicable deductible.

               (v) All costs incident to the transfer of the Project Assets to MAI (including cure costs incident to the transfer of unexpired leases or executory contracts, if any) shall be borne by PEP.

               (vi) The Project Assets shall be transferred to MAI free and clear of all liens, claims, encumbrances and interests (including the liens, mortgages, and security interests of the PEP Lenders), except for Permitted Encumbrances (as such term is defined in the Sale Agreement as of the date hereof).

               (vii) Title to the Project Assets shall be transferred from PEP to MAI on the earliest date reasonably practicable after PEP’s delivery to MAI of the Put Option Notice, subject to all necessary regulatory and third-party approvals (the “Transfer Date”); provided, however, that the Put Option shall expire, terminate, and be of no force and effect if the Transfer Date does not occur within 270 days after PEP’s delivery to MAI of the Put Option Notice, in which case PEP shall have 90 days from the termination of the Put Option to select another Perryville Plan Alternative for satisfaction of the Allowed Sub Debt Claim.

               (viii) PEP and MAI shall negotiate in good faith to reach an agreement regarding the optimal solution for the Parties to operate, manage and maintain the Project effectively during the period from (1) the date that PEP delivers the Put Option Notice and (2) the Transfer Date (the “Transition Period”). If PEP and MAI are unable to reach an agreement on the foregoing, PEP, during the Transition Period, (1) shall not sell, transfer or convey any material portion of the Project Assets without MAI’s written consent; (2) shall not permit any lien or encumbrance to attach to the Project Assets, except such liens or encumbrances that arise by operation of law, without MAI’s written consent; (3) shall maintain the physical condition of the Project Assets in a commercially reasonable manner; and (4) shall pay MAI 50% of any positive earnings before interest, taxes, depreciation and amortization (calculated according to generally accepted accounting principles) generated from the Project after May 31, 2006. During the Transition Period, MAI shall have the same rights of access to physically inspect and monitor the Project Assets as is provided to ELI under the Sale Agreement.

               (ix) PEP’s right to exercise and consummate the Put Option shall be subject to the following conditions, and if any such conditions are not satisfied or waived, the Put Option shall expire, terminate and be of no force and effect, in which case PEP shall have 90 days from the termination of the Put Option to select another Perryville Plan Alternative for satisfaction of the Allowed Sub Debt Claim:

(A)	At the time of the delivery of the Put Option Notice to MAI, the Perryville Parties shall certify to MAI that the Perryville Parties have complied in all material respects with all of their covenants in paragraphs 8(a)(xi) and 8(a)(xii) hereof;

(B)	At the time of the delivery of the Put Option Notice to MAI, the Perryville Parties shall certify to MAI that all of the Perryville Parties’ representations and warranties contained in paragraph 9(a) hereof were accurate in all material respects as of the date of this Settlement Agreement and remain accurate in all material respects as of the date of delivery of the Put Option Notice;

(C)	As of the Transfer Date, the Perryville Parties must not have materially breached any provision of this Settlement Agreement;

(D)	On the Transfer Date, the Perryville Parties shall certify that all of the Perryville Parties’ representations and warranties contained in the Sale Agreement are accurate in all material respects as of the Transfer Date; and

(E)	On the Transfer Date, Cleco Corporation shall execute and deliver the Cleco Put Guaranty (as defined in paragraph 6(c) hereof).

          (c) Following the Transfer Date, PEP’s maximum aggregate liability to MAI with respect to the Project Assets for claims arising from (i) the condition or sufficiency of the Project Assets; (ii) performance or breach of any covenant; (iii) the inaccuracy of any warranty or representation concerning the Project Assets; or (iv) any other legal cause, save and except fraud or intentional torts, shall not exceed FIVE MILLION ($5,000,000) DOLLARS (“Limited Liability Claims”). Any obligations of PEP for Limited Liability Claims shall be secured solely by a written, unconditional guaranty by Cleco Corporation in the amount of $5,000,000 (the “Cleco Put Guaranty”), under terms and conditions and in form and substance reasonably acceptable to MAI; provided, however, that such guaranty shall provide that any claim to be made thereunder shall be made on or before the first (1st) anniversary of the Transfer Date. PEP’s liability for any acts of fraud or intentional torts shall not be limited in any manner. From and after the Transfer Date, MAI shall have no security interest in or claim against any of PEP’s assets. The Mirant Parties acknowledge and agree that Cleco Corporation’s liability for or on account of any claims arising from or related to this Settlement Agreement, save and except claims for fraud or intentional torts, shall be limited to the Cleco Put Guaranty and that neither Cleco Corporation nor any of its affiliates (other than the Perryville Parties) shall have any other liability for or on account of any claims arising from or related to this Settlement Agreement. The liability of Cleco Corporation for any acts of fraud or intentional torts shall not be limited in any manner.

Article 7. Setoff of Allowed MAI Guaranty Claim Against Allowed Sub Debt Claim

          (a) The Allowed MAI Guaranty Claim and Allowed Sub Debt Claim may be offset against each other, in whole under the terms of this Article 7, but only with the express written consent of PEP, or as otherwise provided under the terms of this Article 7; none of the Mirant Parties shall have the right to exercise any right which may otherwise exist to offset, in whole or in part, the Allowed Sub Debt Claim against the Allowed MAI Guaranty Claim or any other Allowed PEP Claim without PEP’s express written consent. PEP shall have no duty or obligation to effectuate the offset except as provided in paragraph 7(c) hereof. If PEP elects to exercise its right to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim, PEP must offset the entire amount of the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim.

          (b) At any time on or before the Election Deadline, PEP shall have the absolute right and option to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim; provided that prior to, and as a condition precedent to, PEP’s exercise of such option, at least one (1) of the following conditions (collectively, the “Offset Conditions”) has been satisfied:

               (i) The PEP Lenders consent, in writing, to the exercise of such option;

               (ii) The Term Loan has been paid in full; or

               (iii) The Term Loan is Adequately Collateralized (as hereinafter defined).

As used herein, Adequately Collateralized means, with respect to the Term Loan, the delivery to the PEP Lenders of a Cleco guaranty (the “Cleco Offset Guaranty”) in form and substance satisfactory to the Agent, of the full amount of the Term Loan. In the event that Cleco’s senior unsecured debt does not have a credit rating of at least BBB- by Standard & Poor’s Corporation and Baa3 by Moody’s Investors Service, Inc. at the time the Cleco Offset Guaranty is delivered as set forth herein, Adequately Collateralized also means, in addition to the Cleco Offset Guaranty, the delivery to the PEP Lenders of an acceptable irrevocable letter of credit in favor of the PEP Lenders in form and substance satisfactory to the Agent.

          (c) Provided that the Mirant Debtors have not made a distribution under the Confirmed Mirant Plan to PEP or its assignee on account of Claim 6261A, then in the event that PEP pays the Term Loan in full or Adequately Collateralizes the Term Loan prior to the Election Deadline, PEP shall be deemed to have consented to the full and complete offset of the Allowed Sub Debt Claim against the Allowed MAI Guaranty Claim on a dollar for dollar basis effective upon the payment of the Term Loan in full or the establishment of Adequate Collateralization therefor. Provided that at least one of the Offset Conditions shall have been satisfied, such offset shall be automatic and self-effectuating, without the need for any further action on behalf of any of the Parties. This paragraph shall constitute PEP’s written consent therefor. Upon the effectuation of such offset, each of the Offsetting Claims shall be deemed to be fully satisfied, paid in full and released.

          (d) In the event either or both of the Allowed MAI Guaranty Claim and the Allowed Sub Debt Claim are transferred in accordance with Article 10 hereof, PEP’s right of offset under this Settlement Agreement shall be preserved as if such transfer(s) had not occurred.

          (e) If PEP fails to exercise its right and option to offset the Allowed MAI Guaranty Claim against the Allowed Sub Debt Claim on or before the Election Deadline, PEP’s offset rights shall be irrevocably extinguished.

Article 8. Covenants

          (a) The Perryville Parties covenant and agree as follows:

               (i) The Perryville Parties shall prepare a motion for filing with the Louisiana Bankruptcy Court seeking approval of this Settlement Agreement (the “Perryville Motion”);

               (ii) The Perryville Parties shall file the Perryville Motion on or before June 1, 2005;

               (iii) The Perryville Parties shall provide a copy of the Perryville Motion to the Mirant Parties at least two (2) business days prior to the filing of such motion and shall revise such motion as the Perryville Parties shall, in good faith, deem appropriate to reflect any material comments timely received from the Mirant Parties;

               (iv) Unless otherwise agreed by the Mirant Parties, the Perryville Parties shall keep the draft Mirant Motion provided to the Perryville Parties in accordance with paragraph 8(b)(iii) hereof confidential and shall not share such motion or the contents thereof with any other person except the Perryville Parties’ counsel, the PEP Lenders and ELI;

               (v) The Perryville Parties shall use their reasonable efforts to obtain the entry of the Louisiana Approval Order as soon as practicable and in no event later than July 1, 2005;

               (vi) The Perryville Parties shall co-operate with the Mirant Parties as may be reasonably necessary to enable the Mirant Parties to obtain the entry of the Texas Approval Order as soon as practicable and in no event later than July 1, 2005;

               (vii) The Perryville Parties shall support the entry of the Approval Orders and shall not, directly or indirectly, take any actions which are reasonably likely to obstruct, hinder or delay the entry of the Approval Orders beyond July 1, 2005;

               (viii) So long as the Mirant Parties are not in breach of any of their covenants or other obligations under this Settlement Agreement, the Perryville Parties, from and after the Effective Date:

(A)	shall not, directly or indirectly, oppose the substantive consolidation of any of the Mirant Parties; provided, however, that the enforcement by the Perryville Parties of their rights under paragraph 3(c) hereof, shall not be interpreted or construed as being violative of this covenant;

(B)	shall not, directly or indirectly, file or support any objection to, or otherwise oppose in any way, confirmation of any plan proposed by the Mirant Parties so long as the treatment of the Allowed PEP Claims provided in such plan is not materially worse than the treatment for such claims proposed in the First Amended Mirant Plan (an “Acceptable Mirant Plan”);

(C)	shall vote (to the extent they are so entitled) to accept the First Amended Mirant Plan or another Acceptable Mirant Plan; and

(D)	shall not appear or be heard in the Mirant Bankruptcy Cases on any other issue without the consent of the Mirant Parties, except insofar as may be necessary to ensure that (1) the Allowed PEP Claims are treated in accordance with this Settlement Agreement under any plan proposed in the Mirant Bankruptcy Cases or otherwise, and (2) the value of the Allowed PEP Claims as of the Effective Date is not materially and adversely affected by anything that occurs in the Mirant Bankruptcy Cases;

               (ix) The Perryville Parties shall co-operate with the Mirant Parties as may be reasonably necessary to effect the transfer of the Allowed Sub Debt Claim to a third party, provided, however, that any transferee agrees and acknowledges, in writing, as a precondition to such transfer, to be bound by all provisions of this Settlement Agreement that affect the Allowed Sub Debt Claim, the transfer and treatment of the Allowed Sub Debt Claim, the voting of the Allowed Sub Debt Claim in connection with the Perryville Plan, and the subordination of the Allowed Sub Debt Claim to the payment in full of the Term Loan; and

               (x) The Perryville Parties shall promptly give notice to the Mirant Parties of any of the following events: (A) the termination of the Sale Agreement; (B) the publication of a final decision by the Louisiana Public Service Commission (“LPSC”) to disapprove the ELI Sale; (C) the filing by PEP of any pleading seeking approval to amend or modify the Sale Agreement in a way which would materially and adversely affect the consideration to be received by PEP thereunder or the timing of PEP’s receipt thereof; (D) the final rendering of any regulatory body action or inaction on matters adversely impacting the consummation of the Sale Agreement, (E) the transfer by PEP of any Allowed PEP Claims, (F) the closing of the ELI Sale, (G) PEP’s payment in full of the Term Loan, (H) PEP’s establishment of Adequate Collateralization for the Term Loan;

               (xi) After the Term Loan is paid in full or Adequately Collateralized, but prior to the satisfaction in full of the Allowed Sub Debt Claim, the Perryville Parties shall not (A) modify or amend the Sale Agreement in a manner that materially and adversely affects the consideration to be received by PEP thereunder or the timing of PEP’s receipt thereof or (B) agree to sell, transfer or convey the Project Assets to another third party unless such agreement provides sufficient consideration to PEP to satisfy in full the Allowed Sub Debt Claim unless, in either case, (1) MAI consents to such transaction or (2) such transaction is approved by the Louisiana Bankruptcy Court, after due notice to and an opportunity to object by MAI, with a Final Order that includes a finding that such transaction does not materially and adversely affect the value of the consideration to be received by MAI under this Settlement Agreement on account of the Allowed Sub Debt Claim as of the Effective Date;

               (xii) Until the Transfer Date, the Perryville Parties shall comply with all covenants contained in the Sale Agreement that relate to the preservation of the Project Assets, including the maintenance or operation of the Project Assets;

               (xiii) After the delivery of the Put Option Notice and until the Transfer Date, the Perryville Parties shall co-operate with the Mirant Parties as may be reasonably necessary to effectuate the transfer of the Project Assets to MAI pursuant to the Put Option; and

               (xiv) Promptly following the Effective Date, the Perryville Parties shall use their reasonable efforts to obtain approval from the Louisiana Bankruptcy Court to pay the Term Loan in full promptly upon consummation of the ELI Sale. Subject to obtaining the foregoing approval, the Perryville Parties shall pay all liquidated amounts due under the Term Loan in full promptly upon consummation of the ELI Sale (and, to the extent there are unliquidated amounts due under the Term Loan, to escrow sufficient funds to provide for the payment of such unliquidated amounts).

          (b) The Mirant Parties covenant and agree as follows:

               (i) The Mirant Parties shall prepare a motion for filing with the Texas Bankruptcy Court seeking approval of this Settlement Agreement (the “Mirant Motion”);

               (ii) The Mirant Parties shall file the Mirant Motion on or before June 1, 2005;

               (iii) The Mirant Parties shall provide a copy of the Mirant Motion to the Perryville Parties at least two (2) business days prior to the filing of such motion and shall revise such motion as the Mirant Parties shall, in good faith, deem appropriate, to reflect any material comments timely received from the Perryville Parties;

               (iv) Unless otherwise agreed by the Perryville Parties, the Mirant Parties shall keep the draft Perryville Motion provided to the Mirant Parties in accordance with paragraph 8(a)(iii) hereof confidential and shall not share such motion or the contents thereof with any other person except the Mirant Parties’ counsel and the Creditors’ Committee;

               (v) The Mirant Parties shall use their reasonable efforts to obtain the entry of the Texas Approval Order as soon as practicable and in no event later than July 1, 2005;

               (vi) The Mirant Parties shall co-operate with the Perryville Parties as may be reasonably necessary to enable the Perryville Parties to obtain the entry of the Louisiana Approval Order as soon as practicable and in no event later than July 1, 2005;

               (vii) The Mirant Parties shall support the entry of the Approval Orders and shall not, directly or indirectly, take any actions which are reasonably likely to obstruct, hinder or delay the entry of the Approval Orders beyond July 1, 2005;

               (viii) So long as the Perryville Parties are not in breach of their covenants or other obligations under this Settlement Agreement, the Mirant Parties, from and after the Effective Date:

(A)	shall not appear or be heard in the Perryville Bankruptcy Cases on any issue without the consent of the Perryville Parties, except insofar as may be necessary to ensure that (1) the Allowed Sub Debt Claim is treated in accordance with this Settlement Agreement under any plan proposed in the Perryville Bankruptcy Cases or otherwise, and (2) the value of the Allowed Sub Debt Claim as of the Effective Date is not materially and adversely affected by anything that occurs in the Perryville Bankruptcy Cases; and

(B)	shall vote (to the extent MAI is so entitled) to accept any plan proposed by the Perryville Parties so long as such plan provides treatment of the Allowed Sub Debt Claim in accordance with this Settlement Agreement, consistent with that set forth in Article 5 hereof;

               (ix) The Mirant Parties shall co-operate with the Perryville Parties as may be reasonably necessary to effect the transfer of the Allowed PEP Claims to a third party, provided, however, that any transferee agrees and acknowledges in writing, as a precondition to such transfer, to be bound all provisions of this Settlement Agreement that affect Allowed PEP Claims, the transfer and treatment of the Allowed PEP Claims and voting of the Allowed PEP Claims in connection with the First Mirant Plan or another Acceptable Mirant Plan;

               (x) The Mirant Parties shall promptly give notice to the Perryville Parties of the transfer of the Allowed Sub Debt Claim;

               (xi) After the delivery of the Put Option Notice and until the Transfer Date, the Mirant Parties shall co-operate with the Perryville Parties as may be reasonably necessary to effectuate the transfer of the Project Assets to MAI pursuant to the Put Option; and

               (xii) MAI shall not unreasonably withhold its consent to a transaction proposed under paragraph 8(a)(xi).

Article 9. Representations and Warranties

          (a) The Perryville Parties represent and warrant to the Mirant Parties, as of the date of execution of this Settlement Agreement, that: (1) they anticipate that all necessary regulatory approvals for the ELI Sale will be obtained and that such sale will be consummated no later than December 31, 2005; (2) all other third-party consents and approvals (other than Bankruptcy Court approvals) necessary to consummate this Settlement Agreement have been obtained; (3) PEP is in material compliance with all of its covenants under the Sale Agreement; (4) they anticipate that all other conditions to closing of the ELI Sale will either be satisfied or waived as of the closing date under the Sale Agreement; and (5) all of the Perryville Parties’ representations and warranties contained in the Sale Agreement are accurate in all material respects.

          (b) The Mirant Parties represent and warrant to the Perryville Parties, as of the date of execution of this Settlement Agreement, that: (1) all third-party consents and approvals (other than Bankruptcy Court approvals) necessary to consummate this Settlement Agreement have been obtained; and (2) to the best of their knowledge, Mirant’s latest Form 10-K, filed with the Securities Exchange Commission on March 14, 2005, complied in all material respects with applicable federal securities laws at the time of such filing.

Article 10. Transferabilty of Claims

          (a) The Parties agree and acknowledge that neither the Allowed PEP Claims nor the Allowed Sub Debt Claim (collectively, the “Allowed Claims”) shall be assigned or otherwise transferred except in accordance with the provisions of this Settlement Agreement

          (b) Notwithstanding the transfer by PEP or MAI of any or all of their respective Allowed Claims, both the Perryville Parties and the Mirant Parties shall remain obligated to honor and fulfill their respective covenants and agreements hereunder. As a condition to any transfer of an Allowed Claim, any transferee shall acknowledge and agree in writing that such transferee shall be bound to honor and fulfill all of the covenants and agreements set forth in this Settlement Agreement with respect to such claims. Any purported transfer or assignment of an Allowed Claim which fails to satisfy such condition shall be void ab initio and ineffective. Neither the Perryville Parties nor the Mirant Parties shall be liable for any breach by their respective transferees of those covenants or other agreements contained in this Settlement Agreement assumed by such transferees.

          (c) Subject to the terms of paragraphs 8(b)(ix) and 10(b) hereof, the Allowed Rejection Damages Claim and the Allowed Mirant Guaranty Claim shall be fully transferable by PEP, in whole or in part, in accordance with applicable Bankruptcy Rules without the consent of the Mirant Debtors. The Mirant Parties acknowledge that PEP has expressed the possibility that PEP will transfer and/or assign to a third party, all but $98.7 million of the Allowed Rejection Damages Claim (i.e., Claim 6261A), and the Mirant Parties have agreed to co-operate with PEP to effectuate the assignment of Claim 6261B, should PEP so decide.

          (d) Subject to the terms of paragraphs 8(a)(ix), 10(b) and 10(e) hereof, the Allowed Sub Debt Claim shall be fully transferable by MAI, in whole or in part, in accordance with applicable Bankruptcy Rules without the consent of PEP.

          (e) The Allowed MAI Guaranty Claim may be transferred by PEP (or any subsequent assignee which complies with the provisions of this paragraph) and the Allowed Sub Debt Claim may be transferred by MAI (or any subsequent assignee which complies with the provisions of this paragraph) only if the proposed assignee acknowledges and agrees in writing prior to the effective date of such transfer or assignment that the claim to be transferred shall be subject to PEP’s right of offset as provided in Section 7 of this Settlement Agreement on and after the effective date of such transfer. Any proposed transfer or assignment of the Allowed MAI Guaranty Claim or the Allowed Sub Debt Claim which fails to satisfy such conditions shall be void ab initio and ineffective.

Article 11. Termination

          (a) This Settlement Agreement may be terminated (i) by written mutual consent of the Perryville Parties and the Mirant Parties or (ii) by either the Perryville Parties or the Mirant Parties pursuant to paragraph 11(b) hereof if (x) the Approval Orders are not obtained on or before July 1, 2005, or (y) the Louisiana Bankruptcy Court or the Texas Bankruptcy Court determine not to approve this Settlement Agreement whether by written decision or order or otherwise.

          (b) Any termination in accordance with paragraph 11(a)(ii) hereof shall be effective upon receipt by one of the Parties of a notice of termination from another Party, provided, however, that the Party electing to terminate is not in breach in any material respects of its representations, warranties, covenants, agreements or other obligations under this Settlement Agreement at the time it delivers its notice of termination.

          (c) Upon termination of this Settlement Agreement, the Parties shall be released from their respective obligations hereunder and this Settlement Agreement shall be of no further force or effect. The discussions and negotiations leading to, and the compromises and settlements embodied in, this Settlement Agreement shall not be offered as evidence nor deemed admissible in any proceeding or action, other than one to enforce the provisions of this Settlement Agreement.

Article 12. Remedies for Breach

          (a) No delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the Parties may otherwise have at law or in equity.

          (b) The Parties agree that, in the event of any actual or threatened default in, or breach of, any of the covenants or agreements in this Settlement Agreement, the Party or Parties who are or are threatened to be thereby aggrieved shall be entitled as a bargained for contractual remedy preliminary and permanent orders and judgments of specific performance and affirmative injunctive relief giving effect to its or their rights under this Settlement Agreement, in addition to any and all other rights and remedies at law or in equity to which the aggrieved Party or Parties are entitled. All such rights and remedies shall be cumulative. The Parties agree not to assert or offer evidence in any proceeding for a preliminary or permanent order and judgment of specific performance or affirmative injunctive relief in the event of any such breach or threatened breach that the Party or Parties seeking such relief do not have or have not shown an immediate threat of irreparable injury, a balance of equities in its favor, public injury, or inadequate remedies at law.

          (c) Any and all amounts due or which become due under this Agreement to any of the Mirant Parties from any of the Perryville Parties and any and all amounts which become due and payable as damages from any of the Perryville Parties to any of the Mirant Parties on account of the breach by any of the Perryville Parties of any of their duties or obligations under this Agreement shall be subordinated in right of payment to the indefeasible payment in full of the Term Loan.

          (d) The Louisiana Bankruptcy Court shall retain exclusive jurisdiction over any breach occasioned by the Mirant Parties or their assignees and the Texas Bankruptcy Court shall retain exclusive jurisdiction over any breach occasioned by the Perryville Parties or their assignees.

Article 13. Miscellaneous

          (a) Captions, Currency. The headings of the paragraphs and subparagraphs of this Settlement Agreement are intended for convenience only and shall not be deemed a part of this Settlement Agreement or affect the meaning or interpretation of this Settlement Agreement. All references contained in this Settlement Agreement to dollars or “$” shall mean United States dollars.

          (b) Further Assurances. Each of the Mirant Parties and each of the Perryville Parties shall perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Settlement Agreement.

          (c) Interpretation. The Parties have participated jointly in the negotiation and drafting of this Settlement Agreement. In the event an ambiguity or question of intent or interpretation arises, this Settlement Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Settlement Agreement. Any reference to any Federal, state, local, or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For purposes of this Settlement Agreement, (i) the terms “hereof”, “herein” and “herewith” and words of similar import will, unless otherwise stated or the context otherwise requires, be construed to refer to this Settlement Agreement as a whole and not to any particular provision of this Settlement Agreement, (ii) the word “including” and words of similar import when used in this Settlement Agreement will mean “including, without limitation”, unless otherwise specified, (iii) the word “or” will not be exclusive, and (iv) words in the singular will be held to include the plural.

          (d) Notice. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by telecopy or certified mail, postage prepaid:

If to the Perryville Parties, to:

William G. Fontenot
Perryville Energy Partners
c/o CLECO Corporation
2030 Donahue Ferry Road
Pineville, LA 71360-5226

- and -

Barry N. Seidel, Esq.
King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036
Telecopy No.: (212) 556-2375

If to the Mirant Parties, to:

Douglas Miller
Senior Vice President and General Counsel
Mirant Corporation
1155 Perimeter Center West
Atlanta, GA 30338

- and -

Stephen M. Pezanosky, Esq.
Haynes and Boone, LLP
201 Main St. — Suite 2200
Forth Worth, TX 76102
Telecopy No.: (817) 348-2370

          (e) Voting. On and after the Effective Date, each Allowed Claim shall be allowed for voting purposes for the amount allowed subject, in the case of the Offsetting Claims, for reduction, on a dollar-for-dollar basis for the amount that has been offset, if any, at the time such vote is cast.

          (f) Non-severability. All of the provisions of the settlement are interdependent; unless all of the provisions of this Settlement Agreement are approved, this Settlement Agreement shall not be enforceable by or against any Party.

          (g) Jurisdiction. Except as provided in Section 12(d) hereof, the Louisiana Bankruptcy Court and the Texas Bankruptcy Court retain concurrent jurisdiction to enforce and interpret the provisions of this Settlement Agreement.

          (h) Applicable Law. The performance, construction and enforcement of this Settlement Agreement shall be governed by the law of the State of New York (without regard to its conflict of laws principles).

          (i) Merger and Integration. This Settlement Agreement constitutes the sole and entire agreement between the Parties concerning the subject matter hereof and supersedes and replaces any and all prior negotiations, agreements, statements, promises, proposals with respect to the subject matter hereof, whether written or oral.

          (j) Modification. This Settlement Agreement shall not be altered, changed, or modified except by a writing duly and properly executed by all Parties.

          (k) Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement. This Settlement Agreement may be executed and delivered by any Party by facsimile transmission.

          (l) Approval Orders. The Approval Orders shall be in form and substance reasonably acceptable to the Parties and shall be binding upon, and enforceable against, all parties in interest in the Bankruptcy Cases including all official and unofficial committees appointed in such cases. The Louisiana Approval Order shall contain a provision which enjoins the filing in the Perryville Bankruptcy Cases of any plan which treats, or purports to treat, the Allowed Sub Debt Claim in any way inconsistent with the treatment of such claim as provided in Article 5 hereof. The Texas Approval Order shall contain a provision which enjoins the filing in the Mirant Bankruptcy Cases of any plan which treats, or purports to treat, the Allowed PEP Claims in any way inconsistent with the treatment of such claims as provided in Article 3 hereof.

          (m) Related Litigation. As soon as practicable after the Effective Date, (i) the Perryville Parties and Mirant Parties shall cooperate to cause the dismissal of the Appeal, (ii) the Mirant Parties shall promptly withdraw the Estimation Notice, with prejudice, and (iii) the Perryville Parties shall withdraw their Motion to Stay or Continue the Perryville Claim 6261 (Docket No. 8529). In addition, promptly after the Effective Date, the Perryville Parties and the Mirant Parties shall take, or cause to be taken, any action reasonably necessary to discontinue or withdraw from any contested matters or adversary proceedings which may be pending on the Effective Date to the extent necessary to bring the Perryville Parties or the Mirant Parties into compliance with their covenants hereunder.

          (n) Release of Claims and Causes of Action. In consideration for the respective promises and undertakings of the Parties under this Settlement Agreement, the following releases shall be granted to the maximum extent permitted under applicable law:

          (i) As of the Effective Date, the Mirant Parties forever release and discharge and agree to hold harmless the Perryville Debtors and their respective employees, agents, attorneys, predecessors, successors, assigns, affiliates, officers, directors, stockholders, trustees, as applicable, from and against any and all actions, claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown, matured or unmatured, foreseeable or unforeseeable, which the Mirant Debtors or their employees, agents, attorneys, predecessors, successors, assigns, affiliates, officers, directors, stockholders, trustees, as applicable and only in their capacity as such, ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to or as of the date hereof (other than (A) the rights arising under, and the transactions contemplated by, this Settlement Agreement, or (B) the rights arising under or related to any contract, agreement or transaction between any of the Mirant Parties or their affiliates and any of the Perryville Parties or their affiliates, which is unrelated to the Perryville Parties or the assets of the Perryville Parties.);

          (ii) As of the Effective Date, the Perryville Parties forever release and discharge and agree to hold harmless the Mirant Debtors and their respective employees, agents, attorneys, predecessors, successors, assigns, affiliates, officers, directors, stockholders, trustees, as applicable, from and against any and all actions, claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, and demands whatsoever, in law or equity, known or unknown, matured or unmatured, foreseeable or unforeseeable, which the Perryville Parties or their employees, agents, attorneys, predecessors, successors, assigns, affiliates, officers, directors, stockholders, trustees, as applicable and only in their capacity as such, ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to or as of the date hereof (other than (A) the rights arising under, and the transactions contemplated by, this Settlement Agreement, or (B) the rights arising under or related to any contract, agreement or transaction between any of the Mirant Parties or their affiliates and any of the Perryville Parties or their affiliates, which is unrelated to the Perryville Parties or the assets of the Perryville Parties.).

          (o) Disputed Claims. This Settlement Agreement is given in settlement and compromise of disputed claims and is not intended and shall not be construed as an admission by any of the Mirant Parties or the Perryville Parties as to any matter. Moreover, this Settlement Agreement, shall not be construed to be and shall not be admissible in any proceeding as evidence of, or an admission by, any of the Mirant Parties or the Perryville Parties of any allegation or claim or of any harm or damage. This Settlement Agreement may be introduced, however, in any proceeding to enforce this Settlement Agreement or to enforce any of the transactions contemplated herein. This Agreement is made to avoid continued or future disputes or controversies between the Mirant Parties and the Perryville Parties and to eliminate and forego the nuisance, burden and expense of litigation.

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     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers and/or representatives, have entered into and executed this Agreement effective as of the date and year first above written.

PERRYVILLE ENERGY HOLDINGS, LLC
Debtor and Debtor in Possession

By:	/s/ Samuel H. Charlton III

	Name:	Samuel H. Charlton III

	Title:	Manager

PERRYVILLE ENERGY PARTNERS, L.L.C.
Debtor and Debtor in Possession

By:	/s/ William G. Fontenot

	Name:	William G. Fontenot

	Title:	Manager

MIRANT CORPORATION
Debtor and Debtor in Possession

By:	/s/ Hugh Davenport

	Name:	Hugh Davenport

	Title:	Vice President and Assistant General Counsel

MIRANT AMERICAS, INC.
Debtor and Debtor in Possession

By:	/s/ J. William Holden III

	Name:	J. William Holden III

	Title:	Senior Vice President, Chief Financial Officer and Treasurer

MIRANT AMERICAS ENERGY MARKETING, LP
Debtor and Debtor in Possession

By:	/s/ Hugh Davenport

	Name:	Hugh Davenport

	Title:	Vice President Mirant Americas Development, Inc., its General Partner